NEWS RELEASE

Matthews International Corporation
Corporate Office
Two NorthShore Center
Pittsburgh, PA 15212-5851
Phone: (412) 442-8200

April 26, 2024	Contact:	Steven F. Nicola
Chief Financial Officer and Secretary
412.442.8262

MATTHEWS INTERNATIONAL CORPORATION ANNOUNCES APPOINTMENT OF NEW DIRECTOR

PITTSBURGH, APRIL 26, 2024 - Matthews International Corporation (NASDAQ GSM: MATW) (“Matthews” or the “Company”) today announced that Francis Wlodarczyk has been appointed to the Company’s Board of Directors.

Mr. Wlodarczyk brings 35 years of experience in industrial automation, working with global and regional manufacturers in many industries, including automotive, material handling, packaging and consumer products. Most recently, Mr. Wlodarczyk served as Senior Vice President, Intelligent Devices at Rockwell Automation located in Milwaukee, Wisconsin. In this role, he led a multi-billion-dollar global business, responsible for strategic direction, growth, and profitability. Throughout his tenure at Rockwell Automation, Mr. Wlodarczyk served in multiple senior leadership positions in the U.S. and Europe, including roles in general management, strategy development, sales, business development and engineering.

“We are delighted to welcome Fran to our Board of Directors,” said Alvaro Garcia-Tunon, Chairman of the Board at Matthews. “As Matthews continues to evolve, his strategic expertise and deep understanding of the industrial automation industry will undoubtedly contribute to our continued growth and success.”

Mr. Wlodarczyk’s appointment to the Board of Directors is the result of an extensive process conducted by the Company. Mr. Wlodarczyk has been appointed to the class of directors whose terms expire at the 2026 Annual Meeting of the Shareholders of the Company.

About Matthews International Corporation

Matthews International Corporation is a global provider of industrial technologies, memorialization products and brand solutions. The Industrial Technologies segment designs, manufactures, services, and distributes high-tech custom energy storage, marking, coding and industrial automation technologies and solutions. The Memorialization segment is a leading provider of memorialization products, including memorials, caskets, cremation-related products, and cremation and incineration equipment, primarily to cemetery and funeral home customers that help families move from grief to remembrance. The SGK Brand Solutions segment is a leading provider of packaging solutions and brand experiences, helping companies simplify their marketing, amplify their brands, and provide value. The Company has approximately 12,000 employees in more than 30 countries on six continents that are committed to delivering the highest quality products and services.

Forward-looking Information

Any forward-looking statements contained in this release are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of the Company regarding the future, and may be identified by the use of words such as “expects,” “believes,” “intends,” “projects,” “anticipates,” “estimates,” “plans,” “seeks,” “forecasts,” “predicts,” “objective,” “targets,” “potential,” “outlook,” “may,” “will,” “could” or the negative of these terms, other comparable terminology and variations thereof. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations, and no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements principally include changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of the Company's products, any impairment of goodwill or intangible assets, environmental liability and limitations on the Company’s operations due to environmental laws and regulations, disruptions to certain services, such as telecommunications, network server maintenance, cloud computing or transaction processing services, provided to the Company by third-parties, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as supply chain disruptions, labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company's acquisitions and divestitures, cybersecurity concerns and costs arising with management of cybersecurity threats, effectiveness of the Company's internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company's control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine, and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

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